PRDO ANNOUNCES 2Q24 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS SECOND QUARTER AND

YEAR TO DATE 2024 RESULTS

Increases second quarter per share dividend by 18.2% to $0.13 per share

Schaumburg, Ill. (July 31, 2024) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter and year to date ended June 30, 2024.

Second Quarter 2024 Results as Compared to Prior Year Quarter

•
Total student enrollments at June 30, 2024 increased by 4.2% supported by a 14.7% increase at CTU that was partially offset with an 18.2% decrease at AIUS.
•
Revenue decreased 10.6% to $166.7 million. This decrease was expected and partially due to a lag impact from the operational changes made at AIUS in the prior year.
•
Operating income decreased 4.3% to $46.0 million, while adjusted operating income decreased 7.8% to $50.9 million.*
•
Earnings per diluted share were $0.57 as compared to $0.80, while adjusted earnings per diluted share were $0.60 as compared to $0.61.*
•
Ended the quarter with $675.2 million in cash, cash equivalents, restricted cash and available-for-sale-short-term investments.
•
On July 31, 2024 the Board increased the per share quarterly dividend by 18.2% to $0.13 per share.

Year to Date 2024 Results as Compared to Prior Year to Date

•
Revenue decreased 12.3% to $335.0 million, which was in line with management’s expectation for a decline.
•
Operating income increased 0.9% to $92.3 million, while adjusted operating income decreased 7.3% to $100.4 million.*
•
Earnings per diluted share were $1.16 as compared to $1.30, while adjusted earnings per diluted share were $1.21 as compared to $1.19.*

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

"Our second quarter results exceeded expectations, as both of our academic institutions continued to experience high levels of student retention and engagement,” said Todd Nelson, President and Chief Executive Officer. “Our year-to-date results and enrollment trends have been supported by various operating process changes and technology upgrades within our onboarding, academic and student support processes. Our faculty and student support staff continue to focus on further enhancing student experiences and academic outcomes and we will continue to make informed investments in technology and student support processes.”

PRDO ANNOUNCES 2Q24 RESULTS …PG 2

REVENUE

•
For the quarter ended June 30, 2024, revenue of $166.7 million decreased 10.6% compared to revenue of $186.6 million for the prior year quarter.
•
For the year to date ended June 30, 2024, revenue of $335.0 million decreased 12.3% compared to revenue of $382.2 million for the prior year to date.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Revenue ($ in thousands)	2024	2023	% Change	2024	2023	% Change
CTU	$112,828	$119,292	-5.4%	$226,397	$243,784	-7.1%
AIUS	53,722	67,062	-19.9%	108,227	137,902	-21.5%
Corporate and Other	190	210	NM	380	476	NM
Total	$166,740	$186,564	-10.6%	$335,004	$382,162	-12.3%

TOTAL STUDENT ENROLLMENTS

•
As of June 30, 2024, CTU’s total student enrollments increased 14.7%, while AIUS’ total student enrollments decreased
18.2%.

	At June 30,
Total Student Enrollments(1)	2024	2023	% Change
CTU	29,700	25,900	14.7%
AIUS	9,900	12,100	-18.2%
Total	39,600	38,000	4.2%

(1)
Total student enrollments do not include learners participating in: a) non-degree seeking and professional development programs, and b) degree seeking, non-Title IV, self-paced programs at the Company's universities.

PRDO ANNOUNCES 2Q24 RESULTS …PG 3

OPERATING INCOME

•
For the quarter ended June 30, 2024, operating income decreased by 4.3% to $46.0 million as compared to the prior year quarter.

•
For the year to date ended June 30, 2024, operating income increased by 0.9% to $92.3 million as compared to the prior year to date.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Operating Income ($ in thousands)	2024	2023	% Change	2024	2023	% Change
CTU	$42,890	$40,451	6.0%	$85,046	$84,141	1.1%
AIUS	12,926	17,078	-24.3%	22,212	29,081	-23.6%
Corporate and Other	(9,810)	(9,435)	-4.0%	(14,974)	(21,792)	31.3%
Total	$46,006	$48,094	-4.3%	$92,284	$91,430	0.9%

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•
For the quarter ended June 30, 2024, adjusted operating income of $50.9 million decreased 7.8% compared to adjusted operating income of $55.2 million for the prior year quarter.

•
For the year to date ended June 30, 2024, adjusted operating income of $100.4 million decreased 7.3% compared to adjusted operating income of $108.3 million for the prior year to date.

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
Adjusted Operating Income ($ in thousands)	2024	2023	2024	2023
Operating income	$46,006	$48,094	$92,284	$91,430
Depreciation and amortization	3,069	4,369	6,085	9,524
Legal fee expense related to certain matters (1)	1,815	2,709	2,045	7,328
Adjusted Operating Income	$50,890	$55,172	$100,414	$108,282

Increase (Decrease)	-7.8%		-7.3%

(1)
Legal fee expense associated with (i) responses to the Department of Education (the “Department”) relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

PRDO ANNOUNCES 2Q24 RESULTS …PG 4

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended June 30, 2024, the Company recorded:

•
Net income of $38.4 million compared to $54.7 million for the prior year quarter.
•
Earnings per diluted share of $0.57 compared to $0.80 for the prior year quarter.
•
Adjusted earnings per diluted share of $0.60 compared to $0.61 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year to date ended June 30, 2024, the Company recorded:

•
Net income of $77.9 million compared to $89.2 million for the prior year to date.
•
Earnings per diluted share of $1.16 compared to $1.30 for the prior year to date.
•
Adjusted earnings per diluted share of $1.21 compared to $1.19 for the prior year to date. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	2024	2023	2024	2023

Reported Earnings Per Diluted Share	$0.57	$0.80	$1.16	$1.30

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets	0.02	0.03	0.04	0.07
Legal fee expense related to certain matters (1)	0.03	0.04	0.03	0.11
Gain on sale of intangible asset	-	(0.32)	-	(0.32)
Tax effect of adjustments (2)	(0.02)	0.06	(0.02)	0.03
Adjusted Earnings Per Diluted Share	$0.60	$0.61	$1.21	$1.19

(1)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(2)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

PRDO ANNOUNCES 2Q24 RESULTS …PG 5

QUARTERLY DIVIDEND PAYMENT

On July 31, 2024, the board of directors approved its first dividend increase since implementing its dividend policy last year. The board of directors declared a quarterly dividend of $0.13 per share, an increase of 18.2%, which will be paid on September 13, 2024 for holders of record of common stock as of September 1, 2024. Any decision to pay future cash dividends, however, will be made by the board of directors and depend on the Company’s available retained earnings, financial condition and other relevant factors. The Company expects quarterly dividend payments to be an integral and growing part of its balanced capital allocation strategy that also prioritizes investments in student support and technology projects, while also evaluating acquisitions and share repurchases.

AGREEMENT TO ACQUIRE University of St. Augustine for Health sciences

On July 16, 2024, the Company announced that it has signed a definitive agreement to acquire 100% ownership of the University of St. Augustine for Health Sciences, LLC (USAHS). USAHS is one of the nation’s leading universities offering graduate health sciences degrees, primarily in physical therapy, occupational therapy, speech language therapy and nursing, as well as continuing education programs.

Perdoceo expects to pay approximately $142 million to $144 million in cash at closing. The actual cash paid will depend on adjustments for cash, debt and working capital based on the final closing balance sheet. Once completed, the Company expects that the acquisition will support further growth and diversification of its academic program offerings and will mark Perdoceo’s foray into health science degrees in a meaningful way. For the year ended December 31, 2023, USAHS had revenues of approximately $170 million, operating income of approximately $35 million and served approximately 4,500 graduate and post-graduate students across multiple health sciences disciplines. Perdoceo expects the transaction to be immediately accretive to the Company’s adjusted operating income beginning in 2025.

Please refer to our Form 8-K filed on July 16, 2024 for other details, material terms and other conditions related to the pending acquisition.

BALANCE SHEET AND CASH FLOW

•
For the quarter ended June 30, 2024 net cash provided by operating activities was $38.5 million, compared to net cash provided by operating activities of $61.6 million for the prior year quarter.
•
For the year to date ended June 30, 2024, net cash provided by operating activities was $93.0 million, compared to net cash provided by operating activities of $66.2 million in the prior year to date.
•
As of June 30, 2024 and December 31, 2023, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $675.2 million and $604.2 million, respectively.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Selected Cash Flow Items ($ in thousands)	2024	2023	% Change	2024	2023	% Change
Net cash provided by operating activities	$38,525	$61,648	-37.5%	$93,017	$66,220	40.5%
Capital expenditures	$824	$1,687	-51.2%	$2,022	$3,612	-44.0%

PRDO ANNOUNCES 2Q24 RESULTS …PG 6

OUTLOOK

The Company is providing the following third quarter outlook along with a full year outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2024	2023	2024	2023
Operating Income	$41.6M - $43.6M	$43,073	$161.8M - $172.8M	$150,446
Depreciation and amortization	$3.1M	$3,914	$14.1M	16,887
Legal fee expense related to certain matters (1)	$0.3M	$246	$3.1M	7,579
Adjusted Operating Income	$45.0M - $47.0M	$47,233	$179.0M - $190.0M	$174,912

Earnings Per Diluted Share	$0.51 - $0.53	$0.62	$2.04 - $2.16	$2.18
Amortization of acquired intangible assets	$0.02	$0.03	$0.08	$0.11
Legal fee expense related to certain matters (1)	-	-	$0.05	$0.11
Gain on sale of intangible asset	-	-	-	($0.32)
Tax effect of adjustments	($0.01)	($0.01)	($0.04)	$0.02
Adjusted Earnings Per Diluted Share	$0.52 - $0.54	$0.64	$2.13 - $2.25	$2.10

(1)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share, which is the most directly comparable GAAP measure to adjusted earnings per diluted share, may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for 2024 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs and trends in student retention and engagement remain consistent with management’s estimates, (ii) no significant additional impact of new or proposed regulations, including recent Department negotiated rulemaking initiatives, or other adverse changes in the legal or regulatory environment, which may require further operational changes in the way the Company’s academic institutions enroll, support and educate current and prospective students, among other impacts, (iii) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (iv) the impact from student loan initiatives implemented by the current administration remains consistent with management's estimates, (v) earnings per diluted share outlook assumes an effective income tax rate of approximately 28% for the third quarter and approximately 27% for the full year, and (vi) excludes any future impact from the Company’s stock repurchase program. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 2Q24 RESULTS …PG 7

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Wednesday, July 31, 2024 at 5:30 p.m. Eastern time to discuss second quarter and year to date 2024 results and outlook. Interested parties can access the live webcast of the conference call at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-800-715-9871 (domestic) or 1-646-307-1963 (international). Both dial-in numbers will use the access code 5668214. Viewers can also access the conference call by following this link https://events.q4inc.com/attendee/614624375. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s accredited academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s academic institutions – Colorado Technical University (“CTU”) and the American InterContinental University System (“AIUS” or “AIU System”) – provide degree programs from the associate through doctoral level as well as non-degree seeking and professional development programs. Perdoceo’s academic institutions offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to serve and educate students while enhancing overall learning and academic experiences. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs or our ability to market to and contact prospective students; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the terms of any potential changes to or conditions imposed on our continued participation in the Title IV programs under new program participation agreements, the new 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; the final outcome of various legal challenges to the Department's loan discharge and forgiveness efforts; rulemaking or changing interpretations of existing regulations, guidance or historical practices by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued ability to participate in educational assistance programs for key employers, veterans or other military personnel; our ability to pay dividends on our common stock and execute our stock repurchase program; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 2Q24 RESULTS …PG 8

CONTACT

Investors:

Alpha IR Group

Sam Gibbons

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2024	2023
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$127,852	$118,009
Restricted cash	1,037	1,012
Short-term investments	546,273	485,135
Total cash and cash equivalents, restricted cash and short-term investments	675,162	604,156

Student receivables, net	34,855	29,398
Receivables, other	4,982	4,539
Prepaid expenses	12,558	11,712
Inventories	4,467	5,004
Other current assets	457	155
Total current assets	732,481	654,964

NON-CURRENT ASSETS:
Property and equipment, net	19,087	21,371
Right of use asset, net	16,455	19,096
Goodwill	241,162	241,162
Intangible assets, net	34,002	36,219
Student receivables, net	5,267	3,859
Deferred income tax assets, net	23,242	23,804
Other assets	6,545	6,841
TOTAL ASSETS	$1,078,241	$1,007,316

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$5,397	$5,701
Accounts payable	13,267	10,766
Accrued expenses:
Payroll and related benefits	25,295	32,684
Advertising and marketing costs	6,984	7,196
Income taxes	6,502	3,974
Other	22,023	13,503
Deferred revenue	55,390	37,215
Total current liabilities	134,858	111,039

NON-CURRENT LIABILITIES:
Lease liability - operating	18,443	21,346
Other liabilities	25,416	33,510
Total non-current liabilities	43,859	54,856

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	910	903
Additional paid-in capital	701,153	694,798
Accumulated other comprehensive loss	(1,721)	(666)
Retained earnings	543,606	480,606
Treasury stock	(344,424)	(334,220)
Total stockholders' equity	899,524	841,421
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,078,241	$1,007,316

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended June 30,
	2024	% of Total Revenue	2023	% of Total Revenue
REVENUE:
Tuition and fees, net	$165,404	99.2%	$184,520	98.9%
Other	1,336	0.8%	2,044	1.1%
Total revenue	166,740		186,564
OPERATING EXPENSES:
Educational services and facilities	27,516	16.5%	32,748	17.6%
General and administrative	89,311	53.6%	100,588	53.9%
Depreciation and amortization	3,069	1.8%	4,369	2.3%
Asset impairment	838	0.5%	765	0.4%
Total operating expenses	120,734	72.4%	138,470	74.2%
Operating income	46,006	27.6%	48,094	25.8%
OTHER INCOME:
Interest income	7,190	4.3%	4,531	2.4%
Interest expense	(112)	-0.1%	(96)	-0.1%
Miscellaneous (expense) income	(70)	0.0%	22,074	11.8%
Total other income	7,008	4.2%	26,509	14.2%
PRETAX INCOME	53,014	31.8%	74,603	40.0%
Provision for income taxes	14,585	8.7%	19,930	10.7%

NET INCOME	38,429	23.0%	54,673	29.3%

NET INCOME PER SHARE - BASIC:	$0.59		$0.81

NET INCOME PER SHARE -DILUTED:	$0.57		$0.80

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	65,611		67,421
Diluted	67,077		68,533

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended June 30,
(In Thousands)	2024		2023
NET INCOME	$38,429		$54,673
OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	(8)		(3)
Unrealized loss on investments	(93)		(1,497)
Total other comprehensive loss	(101)		(1,500)
COMPREHENSIVE INCOME	$38,328		$53,173

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended June 30,
	2024	% of Total Revenue	2023	% of Total Revenue
REVENUE:
Tuition and fees, net	$332,402	99.2%	$377,839	98.9%
Other	2,602	0.8%	4,323	1.1%
Total revenue	335,004		382,162
OPERATING EXPENSES:
Educational services and facilities	57,374	17.1%	66,599	17.4%
General and administrative	176,793	52.8%	213,274	55.8%
Depreciation and amortization	6,085	1.8%	9,524	2.5%
Asset impairment	2,468	0.7%	1,335	0.3%
Total operating expenses	242,720	72.5%	290,732	76.1%
Operating income	92,284	27.5%	91,430	23.9%
OTHER INCOME:
Interest income	13,983	4.2%	8,349	2.2%
Interest expense	(447)	-0.1%	(191)	0.0%
Miscellaneous income	45	0.0%	22,068	5.8%
Total other income	13,581	4.1%	30,226	7.9%
PRETAX INCOME	105,865	31.6%	121,656	31.8%
Provision for income taxes	27,994	8.4%	32,499	8.5%

NET INCOME	77,871	23.2%	89,157	23.3%

NET INCOME PER SHARE - BASIC:	$1.19		$1.32

NET INCOME PER SHARE -DILUTED:	$1.16		$1.30

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	65,583		67,328
Diluted	66,956		68,512

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year to Date Ended June 30,
(In Thousands)	2024		2023
NET INCOME	$77,871		$89,157
OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	(39)		23
Unrealized loss on investments	(1,016)		(197)
Total other comprehensive loss	(1,055)		(174)
COMPREHENSIVE INCOME	$76,816		$88,983

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$77,871	$89,157
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	2,468	1,335
Gain on sale of asset	-	(22,086)
Depreciation and amortization expense	6,085	9,524
Bad debt expense	12,631	18,927
Compensation expense related to share-based awards	4,557	4,315
Deferred income taxes	562	2,975
Changes in operating assets and liabilities	(11,157)	(37,927)
Net cash provided by operating activities	93,017	66,220

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(204,060)	(159,183)
Sales of available-for-sale investments	145,945	132,325
Purchases of property and equipment	(2,022)	(3,612)
Net cash used in investing activities	(60,137)	(30,470)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	1,805	313
Purchase of treasury stock	(6,769)	(2,729)
Payments of employee tax associated with stock compensation	(3,435)	(2,209)
Payments of cash dividends and dividend equivalents	(14,613)	-
Net cash used in financing activities	(23,012)	(4,625)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	9,868	31,125
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	119,021	118,884
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$128,889	$150,009

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended June 30,
	2024	2023
REVENUE:
CTU	$112,828	$119,292
AIUS	53,722	67,062
Corporate and Other	190	210
Total	$166,740	$186,564

OPERATING INCOME (LOSS):
CTU	$42,890	$40,451
AIUS	12,926	17,078
Corporate and Other	(9,810)	(9,435)
Total	$46,006	$48,094

OPERATING MARGIN (LOSS):
CTU	38.0%	33.9%
AIUS	24.1%	25.5%
Corporate and Other	NM	NM
Total	27.6%	25.8%

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended June 30,
	2024	2023
REVENUE:
CTU	$226,397	$243,784
AIUS	108,227	137,902
Corporate and Other	380	476
Total	$335,004	$382,162

OPERATING INCOME (LOSS):
CTU	$85,046	$84,141
AIUS	22,212	29,081
Corporate and Other	(14,974)	(21,792)
Total	$92,284	$91,430

OPERATING MARGIN (LOSS):
CTU	37.6%	34.5%
AIUS	20.5%	21.1%
Corporate and Other	NM	NM
Total	27.5%	23.9%

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	ACTUAL		ACTUAL
Adjusted Operating Income	2024	2023	2024	2023
Operating income	$46,006	$48,094	$92,284	$91,430
Depreciation and amortization	3,069	4,369	6,085	9,524
Legal fee expense related to certain matters (2)	1,815	2,709	2,045	7,328
Adjusted Operating Income	$50,890	$55,172	$100,414	$108,282

	For the Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2024	2023	2024	2023
Operating income	$41.6M - $43.6M	$43,073	$161.8M - $172.8M	$150,446
Depreciation and amortization	3.1M	3,914	14.1M	16,887
Legal fee expense related to certain matters (2)	0.3M	246	3.1M	7,579
Adjusted Operating Income	$45.0M - $47.0M	$47,233	$179.0M - $190.0M	$174,912

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	ACTUAL		ACTUAL
	2024	2023	2024	2023
Reported Earnings Per Diluted Share	$0.57	$0.80	$1.16	$1.30

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets	0.02	0.03	0.04	0.07
Legal fee expense related to certain matters (2)	0.03	0.04	0.03	0.11
Gain on sale of intangible asset (3)	-	(0.32)	-	(0.32)
Total pre-tax adjustments	$0.05	$(0.25)	$0.07	$(0.14)
Tax effect of adjustments (4)	(0.02)	0.06	(0.02)	0.03
Total adjustments after tax	0.03	(0.19)	0.05	(0.11)
Adjusted Earnings Per Diluted Share	$0.60	$0.61	$1.21	$1.19

	For the Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2024	2023	2024	2023
Reported Earnings Per Diluted Share	$0.51 - $0.53	$0.62	$2.04 - $2.16	$2.18

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets	0.02	0.03	0.08	0.11
Legal fee expense related to certain matters (2)	-	-	0.05	0.11
Gain on sale of intangible asset (3)	-	-	-	(0.32)
Total pre-tax adjustments	$0.02	$0.03	$0.13	$(0.10)
Tax effect of adjustments (4)	(0.01)	(0.01)	(0.04)	0.02
Total adjustments after tax	0.01	0.02	0.09	(0.08)
Adjusted Earnings Per Diluted Share	$0.52 - $0.54	$0.64	$2.13 - $2.25	$2.10

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)
The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as amortization for acquired intangible assets, significant legal settlements and legal fee expense related to certain matters. The Company believes the items it is adjusting for are not normal operating expenses necessary to run its business. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.
(3)
Non-cash gain associated with the sale of the LCB tradename in exchange for outstanding shares of Perdoceo's stock.
(4)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.